Exhibit 99.1

Upstart Announces First Quarter 2026 Results

SAN MATEO, Calif. – May 5, 2026 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for the quarter ended March 31, 2026. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“In Q1, we grew originations 61% and revenue 44% year-over-year - putting us comfortably on track to deliver on our full year outlook. We advanced our AI models, applied for a national bank charter, and grew rapidly in home and auto,” said Paul Gu, Co-founder and CEO. “As I begin my tenure as CEO, my focus is straightforward: build a high-growth, capital-efficient business that delivers strong long-term returns. The application of AI to credit is an unambiguous win for consumers, and we’re proud to be leading the way.”

First Quarter 2026 Highlights
•Transaction Volume: 425,356 loans originated, up 77% year-over-year (“YoY”). Total originations were roughly $3.4 billion, up 61% YoY.
•Total Revenue: $308 million, up 44% YoY. Revenue from fees was $277 million, up 49% YoY.
•Loss from Operations: ($7.5) million, compared to ($4.5) million in Q1 2025.
•Net Loss: ($6.6) million, compared to ($2.4) million in Q1 2025. Diluted net loss per share was ($0.07) compared with ($0.03) in Q1 2025.
•Contribution Profit: $137 million, up 34% YoY. Contribution Margin was 50%, versus 55% in Q1 2025.
•Adjusted EBITDA: $40.5 million, down from $42.6 million in Q1 2025. Adjusted EBITDA Margin was 13%, down from 20% in Q1 2025.

Financial Outlook
For full-year 2026, Upstart continues to expect:
•Total Revenue of approximately $1.4 billion
◦Revenue From Fees of approximately $1.3 billion
•Adjusted EBITDA (Margin % of Total Revenue) of approximately $294 million (21%)
There is no change to the Company’s 2025-2028 targets previously shared on February 10, 2026:
•    2025 - 2028 Total Revenue CAGR: Approximately 35%
•    2028 Adjusted EBITDA Margin: Approximately 25%

Conference Call and Webcast Information
•Live Conference Call and Webcast at 1:30 p.m. PT on May 5, 2026. To access the call in the United States and Canada: 800-330-6710, conference code 7983833. To access the call outside of the United States and Canada: +1 312-471-1353, conference code 7983833. A webcast is available at ir.upstart.com.
•Event Replay: A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to more than 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates while delivering the exceptional digital-first experience customers demand. More than 90% of loans are fully automated, with no human intervention by Upstart. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and Upstart’s new Cash Line product, a revolving line of credit. Upstart is based in San Mateo, California.

Investors
Sonya Banerjee
ir@upstart.com

Press
Eric Smith
press@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding our outlook for the full-year of 2026 and beyond. These statements may include words such as “anticipate”, “becoming”, “believe”, “can have”, “continue”, “could”, “estimate”, “expect”, “intend”, “likely”, “look forward”, “may”, “ongoing,” “plan”, “potential”, “predict”, “project”, “should”, “target”, “will”, “would,” or the negative of these terms or other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events that do not relate strictly to historical or current facts. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities and the sustainability of our business and market position; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), Adjusted EBITDA, basic weighted-average share count, and diluted weighted-average share count. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs and assumptions as of that time with respect to future events, including assumptions regarding macroeconomic conditions, credit performance, funding availability, and competitive dynamics, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting our investor relations website at ir.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related changes in interest rates and monetary policy; our ability to access sufficient loan funding, including through securitizations, committed capital and other co-investment arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of macroeconomic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Additional information will be available in other future reports that we file with the SEC from time to time, which could cause actual results to vary from expectations.

Key Operating Metrics and Non-GAAP Financial Measures
We define Transaction Volume, Dollars as the total principal of loan originations (or committed amounts for HELOCs) facilitated on our marketplace during the periods presented. We define Transaction Volume, Number of Loans as the number of loan originations (or commitments issued for HELOCs) facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a marketplace.

We define Conversion Rate as the Transaction Volume, Number of Loans in a period divided by the total number of rate inquiries received that we estimate to be legitimate, which we record when a borrower actively requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

We define Percentage of Loans Fully Automated as the total number of loans in a given period originated end-to-end with no human involvement required by the Company divided by the Transaction Volume, Number of Loans in the same period. Under this definition, “originated end-to-end” means (i) from initial rate request to final funding for personal loans, including small dollar loans, and (ii) from initial rate request to loan approval for auto loans and HELOCs, due to certain jurisdictions’ local requirements and external dependencies that require human action prior to funding.

To derive Contribution Profit, we subtract the sum of borrower acquisition costs as well as borrower verification and servicing costs from revenue from fees, net. To calculate Contribution Margin we divide Contribution Profit by revenue from fees, net.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense and certain payroll tax expenses, depreciation and amortization, expense on convertible notes, provision for income taxes, gain on debt extinguishment and reorganization expenses. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. Adjusted EBITDA and Adjusted EBITDA Margin include interest expense from corporate debt and warehouse credit facilities which is incurred in the course of earning corresponding interest income.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below. Upstart has not reconciled the forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Upstart Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31,	March 31,
	2025	2026
Assets
Cash and cash equivalents	$652,388	$472,934
Restricted cash	404,624	458,400
Loans (at fair value)(1)	984,552	1,014,089
Property, equipment, and software, net	44,174	48,002
Operating lease right of use assets	16,410	13,605
Beneficial interest assets (at fair value)	396,216	474,796
Line of credit receivable (at fair value)	112,742	111,916
Notes receivable and residual certificates (at fair value)	97,416	105,066
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $41,166 and $45,546 at fair value as of December 31, 2025 and March 31, 2026, respectively)	157,971	154,561
Total assets	$2,974,805	$2,961,681
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$107,659	$125,523
Borrowings	1,829,145	1,921,665
Payable to securitization note holders (at fair value)	46,542	39,188
Accrued expenses and other liabilities (includes $15,219 and $15,861 at fair value as of December 31, 2025 and March 31, 2026, respectively)	171,495	124,591
Operating lease liabilities	21,149	17,548
Total liabilities	2,175,990	2,228,515
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 98,033,361 and 95,708,872 shares issued and outstanding as of December 31, 2025 and March 31, 2026, respectively	10	10
Additional paid-in capital	1,156,361	1,097,358
Accumulated deficit	(357,556)	(364,202)
Total stockholders’ equity	798,815	733,166
Total liabilities and stockholders’ equity	$2,974,805	$2,961,681
__________

(1)Includes $53.8 million and $44.9 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2025 and March 31, 2026, respectively.

Upstart Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Revenue:
Revenue from fees, net(1)	$185,475	$277,063
Interest income, interest expense, and fair value adjustments, net:
Interest income(2)(3)	40,568	56,061
Interest expense(2)(3)	(7,020)	(10,370)
Fair value and other adjustments, net(3)(4)	(5,652)	(14,540)
Total interest income, interest expense, and fair value adjustments, net	27,896	31,151
Total revenue	213,371	308,214
Operating expenses:
Sales and marketing	58,970	104,455
Customer operations	40,501	55,095
Engineering and product development	57,838	80,112
General, administrative, and other	60,558	76,070
Total operating expenses	217,867	315,732
Loss from operations	(4,496)	(7,518)
Other income, net	2,078	956
Net loss before income taxes	(2,418)	(6,562)
Provision for income taxes	29	84
Net loss	$(2,447)	$(6,646)

Net loss per share, basic	$(0.03)	$(0.07)
Net loss per share, diluted	$(0.03)	$(0.07)
Weighted-average number of shares outstanding used in computing net loss per share, basic	94,274,538	96,901,974
Weighted-average number of shares outstanding used in computing net loss per share, diluted	94,274,538	96,901,974
__________

(1)The following table presents revenue from fees disaggregated by type of service for the periods presented:

	Three Months Ended March 31,
	2025	2026
Revenue from fees, net:
Platform and referral fees, net	$150,975	$224,618
Servicing and other fees, net	34,500	52,445
Total revenue from fees, net	$185,475	$277,063

Upstart Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

(2)For the three months ended March 31, 2026, interest income and interest expense include dividend income earned on certain cash accounts and expense on convertible senior notes, respectively, which were previously included in other income, net. Refer to “Note 1. Description of Business and Significant Accounting Policies” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 for details.
(3)The following table presents components of the interest income, interest expense, and fair value adjustments, net related to the consolidated securitization as follows:

	Three Months Ended March 31,
	2025	2026
Interest income, interest expense, and fair value adjustments, net related to consolidated securitization:
Interest income	$5,112	$2,668
Interest expense	(1,849)	(1,158)
Unrealized loss on loans, loan charge-offs, and other fair value adjustments, net	(3,780)	(736)
Total interest income, interest expense, and fair value adjustments, net	$(517)	$774

(4)The following table presents components of fair value and other adjustments, net for the periods presented as follows:

	Three Months Ended March 31,
	2025	2026
Fair value and other adjustments, net:
Unrealized loss on loans, loan charge-offs, and other fair value adjustments, net	$(21,326)	$(18,187)
Fair value adjustments and realized gains on beneficial interests, net	17,665	13,134
Realized loss on sale of loans, net	(1,991)	(9,487)
Total fair value and other adjustments, net	$(5,652)	$(14,540)

Upstart Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Cash flows from operating activities
Net loss	$(2,447)	$(6,646)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of loans	7,062	(62,225)
Change in fair value of servicing assets	4,090	5,583
Change in fair value of servicing liabilities	(285)	(342)
Change in fair value of beneficial interest assets	(17,600)	(10,213)
Change in fair value of beneficial interest liabilities	(65)	(2,921)
Change in fair value of other financial instruments	(33)	(894)
Stock-based compensation	29,831	34,811
Gain on loan servicing rights, net	(4,945)	(7,474)
Depreciation and amortization	6,400	5,858
Loan premium amortization	(8,352)	(11,963)
Non-cash interest expense and other	1,325	3,713
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(1,345,253)	(2,459,444)
Proceeds from sale of loans held-for-sale	1,316,696	2,371,308
Principal payments received for loans held-for-sale	38,252	41,658
Principal payments received for loans held by consolidated securitization	10,280	8,031
Settlements of beneficial interest liabilities, net	(5,992)	1,081
Proceeds from beneficial interest assets (derivatives)	731	3,154
Settlements of beneficial interest assets (derivatives)	(485)	(1,500)
Other assets	6,437	4,374
Operating lease liability and right-of-use asset	(306)	(796)
Accrued expenses and other liabilities	(48,827)	(48,450)
Net cash used in operating activities	(13,486)	(133,297)

Cash flows from investing activities
Purchases and originations of loans held-for-investment	$(149,916)	$(438,365)
Proceeds from sale of loans held-for-investment	1,647	313,068
Principal payments received for loans held-for-investment	57,417	76,443
Principal payments received for notes receivable and repayments of residual certificates	2,685	11,743
Acquisition and settlements of beneficial interest assets (hybrid instruments)	(617)	(1,734)
Proceeds from beneficial interest assets (hybrid instruments)	16,374	45,344
Repayments of line of credit receivable	—	1,369
Purchases of property and equipment	—	(2,750)
Capitalized software costs	(6,159)	(4,242)
Net cash provided by (used in) investing activities	(78,569)	876

Upstart Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Cash flows from financing activities
Proceeds from borrowings	$53,655	$123,524
Payment of debt issuance costs to third parties	(443)	—
Repayments of borrowings	(122,285)	(32,626)
Principal payments made on securitization notes	(11,444)	(7,215)
Payable to investors	22,941	17,864
Net proceeds related to stock-based award activities	12,896	5,253
Repurchases of stock	—	(100,057)
Net cash provided by (used in) financing activities	(44,680)	6,743
Change in cash, cash equivalents and restricted cash	(136,735)	(125,678)
Cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	976,263	1,057,012
Cash, cash equivalents and restricted cash at end of period	$839,528	$931,334

Upstart Holdings, Inc.
Key Operating and Non-GAAP Financial Metrics
(In thousands, except per share data and ratios, or as noted)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Transaction Volume, Dollars	$2,133,608	$3,445,142
Transaction Volume, Number of Loans(1)	240,706	425,356
Conversion Rate(2)	17.5%	18.5%
Percentage of Loans Fully Automated(3)	92%	91%

Contribution Profit	$102,372	$137,274
Contribution Margin	55%	50%
Adjusted EBITDA	$42,577	$40,469
Adjusted EBITDA Margin	20%	13%
__________

(1)Transaction Volume, Number of Loans is shown in ones for the periods presented.
(2)Beginning in the fourth quarter of 2025, we revised the definition and underlying calculation methodology of Conversion Rate. Prior period figures have been recast to conform to the new definition and methodology. For additional information regarding this change, see “Key Operating and Non-GAAP Financial Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)Beginning in the fourth quarter of 2025, we revised the definition and underlying calculation methodology of Percentage of Loans Fully Automated. Prior periods have not been adjusted, as the impact was immaterial. For additional information regarding this change, see “Key Operating and Non-GAAP Financial Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Upstart Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and ratios, or as noted)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Revenue from fees, net	$185,475	$277,063
Loss from operations	(4,496)	(7,518)
Operating Margin	(2)%	(3)%
Sales and marketing, net of borrower acquisition costs(1)	$10,408	$12,198
Customer operations, net of borrower verification and servicing costs(2)	5,960	7,563
Engineering and product development	57,838	80,112
General, administrative, and other	60,558	76,070
Interest income, interest expense, and fair value adjustments, net	(27,896)	(31,151)
Contribution Profit	$102,372	$137,274
Contribution Margin	55%	50%
__________

(1)Borrower acquisition costs were $48.6 million and $92.3 million for the three months ended March 31, 2025 and 2026, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(2)Borrower verification and servicing costs were $34.5 million and $47.5 million for the three months ended March 31, 2025 and 2026, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

Upstart Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and ratios, or as noted)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Total revenue	$213,371	$308,214
Net loss	(2,447)	(6,646)
Net Loss Margin	(1)%	(2)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$33,636	$36,112
Depreciation and amortization	6,400	5,858
Expense on convertible notes	4,959	5,061
Provision for income taxes	29	84
Adjusted EBITDA	$42,577	$40,469
Adjusted EBITDA Margin	20%	13%
__________

(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.